Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

September 28, 2017

Contact:

Scott Hamilton

Public & Investor Relations

(303) 214 - 5563

scott.hamilton@hartehanks.com

Harte Hanks Reports Second Quarter 2017 Results

SAN ANTONIO, Texas — Harte Hanks (NYSE: HHS), a leader in developing customer relationships, experiences and defining interaction-led marketing, today announced financial results for its second quarter 2017, ended June 30, 2017.

Commenting on performance, President and Chief Executive Officer Karen Puckett said, “Consistent with our expectations we continue to see improved trends, driven by our focus on customer satisfaction and client retention.  We continue to attract new clients with revamped marketing, sales and new service innovation, which was the foundation for achieving our new sales bookings plan for the quarter, doubling our first quarter bookings.  During the second quarter, our rate of revenue decline improved to 2.7% year-over-year which is much better than the second quarter of 2016.  In addition, our efforts to streamline the business and more effectively manage our costs structure resulted in an operating loss improvement of $4.9 million from the year ago period.”

Ms. Puckett continued, “Our strategy remains the same: improve our financial results by focusing on customer satisfaction and client retention while attracting new clients with revamped marketing, sales and innovative capabilities.”

Second Quarter Results

Second quarter 2017 revenues were $94.7 million compared to $97.3 million during the same quarter last year, representing a 2.7% decline from the same period last year.  Second quarter 2017 operating loss from continuing operations was $1.8 million, a $4.9 million improvement compared to an operating loss from continuing operations of $6.7 million in the year-ago quarter.

Net loss from continuing operations for the second quarter of 2017 was $2.7 million or $0.04 per share, an improvement of $4.3 million, or $0.07 per share, compared the year-ago quarter.

Chief Financial Officer, Robert Munden said, “During the quarter our cash flows included payment of $34 million in taxes related to the Trillium sale, $1.3 million for capital expenditures, and $2 million for a lawsuit loss accrued in 2016.  We continue to believe that our net cash position will improve in the second half of 2017, and that we have the financial flexibility to effectively run the business.”

The following table presents financial highlights of the company’s operations for the second quarter of 2017 and 2016, respectively. More detailed financial results are attached.

RESULTS FROM OPERATIONS

	Three Months Ended June 30,
(In thousands, except per share amounts)	2017	2016	% Change*
Revenues from continuing operations	$94,722	$97,317	(2.7)
Operating loss from continuing operations	(1,791)	(6,689)	73.2
Net loss from continuing operations	(2,653)	(6,912)	61.6

Loss per share	(0.04)	(0.11)	63.6

Shares outstanding (weighted average common and common equivalent shares outstanding)	61,896	61,460	0.7

* Improvements shown as positive.

The company will host a conference call to discuss the earnings release today at 10:00 a.m. Eastern Time. To access an audio webcast, please use the link available in the Investors Events section of the Harte Hanks website.

The telephonic conference call number is (877) 329-7568 for domestic callers and +1 (719) 457-2641 for international callers. The conference ID is 7067975.

An audio replay will be available shortly after the call through Saturday, October 28, 2017 at (844) 512-2921, or +1 (412) 317-6671, with conference ID 7067975. The replay also will be available for one year in the Investors section of the Harte Hanks website.

Harte Hanks, Inc.

Consolidated Statements of Operations (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
In thousands, except per share data	2017	2016	2017	2016
Operating revenues	$94,722	$97,317	$189,616	$196,880
Operating expenses
Labor	57,103	62,444	117,453	124,996
Production and distribution	26,521	27,427	53,399	57,306
Advertising, selling, general and administrative	10,226	10,934	21,286	23,577
Depreciation, software and intangible asset amortization	2,663	3,201	5,610	6,237
Total operating expenses	96,513	104,006	197,748	212,116
Operating loss	(1,791)	(6,689)	(8,132)	(15,236)
Other expenses
Interest expense, net	1,235	2,400	2,258	3,781
Other, net	1,826	597	3,324	348
Total other expenses	3,061	2,997	5,582	4,129
Loss from continuing operations before income taxes	(4,852)	(9,686)	(13,714)	(19,365)
Income tax benefit	(2,199)	(2,774)	(3,675)	(5,506)
Loss from continuing operations	(2,653)	(6,912)	(10,039)	(13,859)

Income from discontinued operations, net of income taxes	—	2,649	—	3,993

Net loss	$(2,653)	$(4,263)	$(10,039)	$(9,866)

Basic earnings (loss) per common share
Continuing operations	$(0.04)	$(0.11)	$(0.16)	$(0.23)
Discontinued operations	—	0.04	—	0.07
Basic loss per common share	$(0.04)	$(0.07)	$(0.16)	$(0.16)

Weighted-average common shares outstanding	61,896	61,460	61,792	61,395

Diluted earnings (loss) per common share
Continuing operations	$(0.04)	$(0.11)	$(0.16)	$(0.23)
Discontinued operations	—	0.04	—	0.07
Diluted loss per common share	$(0.04)	$(0.07)	$(0.16)	$(0.16)

Weighted-average common and common equivalent shares outstanding	61,896	61,460	61,792	61,395

Balance Sheet Data (Unaudited)	June 30,	December 31,
In thousands	2017	2016

Cash and cash equivalents	$13,074	$46,005
Total debt	$12,116	$—

Harte Hanks, Inc.

Revenue Mix (Unaudited)

Vertical Markets - Percent of Revenue

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Auto and Consumer Brands	25.2%	22.3%	23.7%	22.1%
Financial and Insurance Services	15.5%	14.6%	15.7%	14.2%
Healthcare and Pharmaceuticals	5.4%	7.6%	5.8%	8.2%
B2B	21.6%	21.6%	22.2%	21.3%
Retail	24.1%	25.6%	24.2%	25.9%
Transportation	8.2%	8.3%	8.4%	8.3%
	100.0%	100.0%	100.0%	100.0%

About Harte Hanks:

Harte Hanks is a global marketing services firm specializing in multi-channel marketing solutions that connect our clients with their customers in powerful ways.  Experts in defining, executing and optimizing the customer journey, Harte Hanks offers end-to-end marketing services including consulting, strategic assessment, data, analytics, digital, social, mobile, print, direct mail and contact center.  From visionary thinking to tactical execution, Harte Hanks delivers smarter customer interactions for some of the world’s leading brands. Harte Hanks 5,000+ employees are located in North America, Asia-Pacific and Europe.  For more information, visit Harte Hanks at www.hartehanks.com, call 800-456-9748, email us at pr@hartehanks.com.  Follow us on Twitter @hartehanks or Facebook at https://www.facebook.com/HarteHanks.

Cautionary Note Regarding Forward-Looking Statements:

Our press release and related earnings conference call contain “forward-looking statements” within the meaning of U.S. federal securities laws.  All such statements are qualified by this cautionary note, provided pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Statements other than historical facts are forward-looking and may be identified by words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “seeks,” “could,” “intends,” or words of similar meaning.  These forward-looking statements are based on current information, expectations and estimates and involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from what is expressed in or indicated by the forward-looking statements.  In that event, our business, financial condition, results of operations or liquidity could be materially adversely affected and investors in our securities could lose part or all of their investments.  These risks, uncertainties, assumptions and other factors include: (a) local, national and international economic and business conditions, including (i) market conditions that may adversely impact marketing expenditures and (ii) the impact of economic environments and competitive pressures on the financial condition, marketing expenditures and activities of our clients and prospects; (b) the demand for our products and services by clients and prospective clients, including (i) the willingness of existing clients to maintain or increase their spending on products and services that are or remain profitable for us, and (ii) our ability to predict changes in client needs and preferences; (c) economic and other business factors that impact the industry verticals we serve, including competition and consolidation of current and prospective clients, vendors and partners in these verticals; (d) our ability to manage and timely adjust our facilities, capacity, workforce and cost structure to effectively serve our clients; (e) our ability to improve our processes and to provide new products and services in a timely and cost-effective manner though development, license, partnership or acquisition; (f) our ability to protect our facilities against security breaches and other interruptions and to protect sensitive personal information of our clients and their customers; (g) our ability to respond to increasing concern, regulation and legal action over consumer privacy issues, including changing requirements for collection, processing and use of information; (h) the impact privacy and other regulations, including restrictions on unsolicited marketing communications and other consumer protection laws; (i) fluctuations in fuel prices, paper prices, postal rates and postal delivery schedules; (j) the number of shares, if any, that we may repurchase in connection with our repurchase program; (k) unanticipated developments regarding litigation or other contingent liabilities; (l) the ability to integrate and successfully leverage newly-acquired service offerings as anticipated; (m) our ability to complete anticipated divestitures and reorganizations; and

(n) other factors discussed from time to time in our filings with the Securities and Exchange Commission, including under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016 and in our Quarterly Report on Form 10-Q for the three months ended March 31, 2017.  The forward-looking statements in this press release and our related earnings conference call are made only as of the date hereof and we undertake no obligation to update publicly any forward-looking statement, even if new information becomes available or other events occur in the future.

Supplemental Non-GAAP Financial Measures:

In this press release and our related earnings conference call, the company may use certain non-GAAP measures of financial performance in order to provide investors with a better understanding of operating results and underlying trends to assess the company’s performance and liquidity.  The company evaluates its operating performance based on several measures, including non-GAAP financial measures.  The company believes that certain non-GAAP financial measures are useful supplemental financial measures of operating performance for investors because they facilitate investors’ ability to evaluate the operational strength of the company’s business.  Any supplemental financial measures referred to are not calculated in accordance with GAAP and they should not be considered substitutes for net income as an indicator of operating performance.

As used herein, “Harte Hanks” refers to Harte Hanks, Inc.  and/or its applicable operating subsidiaries, as the context may require.  Harte Hanks’ logo and name are trademarks of Harte Hanks.